UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2023

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VXRT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Vaxart, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on June 28, 2023 (the “Original Form 8-K”). The Original Form 8-K was filed to report the results of the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). In accordance with Item 5.07(d) of Form 8-K, this Amendment discloses the Company’s decision as to the frequency of future stockholder advisory votes regarding executive compensation (“Say-on-Pay Votes”). Except as set forth herein, no other changes have been made to the Original Form 8-K.

Item 5.07.         Submission of Matters to a Vote of Security Holders.

As previously disclosed, at the 2023 Annual Meeting, the Company’s stockholders voted on a non-binding advisory basis on the frequency of the advisory vote on the compensation of the Company’s named executive officer (the “Say-on-Frequency Proposal”). A majority of the votes at the 2023 Annual Meeting were cast in favor of conducting advisory Say-on-Pay Votes once every year.

After considering the results of the advisory vote on the Say-on-Pay Frequency Proposal, on October 18, 2023, the Company’s board of directors decided that it will include an advisory vote on the compensation paid to the named executive officers in its proxy materials every year until the next required vote on the frequency of future advisory votes on named executive officer compensation.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAXART, INC.

Dated: October 23, 2023
	By:	/s/ Andrei Floroiu
Andrei Floroiu
President and Chief Executive Officer